UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2024

STRYVE FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38785	87-1760117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Post Office Box 864 Frisco, TX	75034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 987-5130

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SNAX	The Nasdaq Stock Market LLC
Warrants, each exercisable for Class A Common Stock	SNAXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 8, 2024, Stryve Foods, Inc. (the “Company”) announced the pricing of a best efforts public offering of (i) 370,000 shares of its Class A common stock; (ii) prefunded warrants to purchase an aggregate of 3,300,886 shares of Class A common stock (the “prefunded warrants); and (iii) 7,341,722 common warrants to purchase up to 7,341,722 shares of Class A common stock (the “Warrants”), at a combined public offering price of $0.79 per share and Warrants. In connection with the offering, on November 8, 2024, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with institutional investors. The Purchase Agreement contains customary representations, warranties and agreements of the Company and the purchaser and customary indemnification rights and obligations of the parties.

The prefunded warrants are immediately exercisable for an exercise price of $0.0001, and expire when exercised in full. The Warrants have an exercise price of $0.79 per share, are exercisable following stockholder approval and have a term of exercise equal to five years following date of the stockholder approval. The exercise price and number of shares of Class A common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the common stock and the exercise price. The shares issuable upon exercise of the Warrants are subject to stockholder approval. The Company has agreed to hold an annual or special meeting on or before January 11, 2025, to have stockholders approve the issuance of the shares of Class A common stock underlying the Warrants pursuant to applicable Nasdaq rules.

In connection with the offering, on November 8, 2024, the Company entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with Roth Capital Partners, LLC (“Roth”) and Northland Capital Markets, as co-placement agents in connection with the offering (the “Placement Agents”). The Company paid the Placement Agents a cash fee of 7.0% of the aggregate gross proceeds raised in the offering and reimbursement of certain expenses. In addition, the Company issued to Roth warrants (the “Placement Agent Warrants”) to purchase 367,088 shares of common stock (representing 10% of the number of shares of Class A common stock and prefunded sold in the offering). The Placement Agent Warrants are immediately exercisable at an exercise price of $0.869 (or 110% of the public offering price per share of common stock and common warrants offered in the offering) and will expire on the third anniversary of the commencement of sales of the offering.

The Company’s directors and executive officers, subject to certain exceptions, agreed not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of common stock or other securities convertible into or exercisable or exchangeable for common stock for a period of 90 days following the closing date of the offering without the prior written consent of the Company and the Placement Agents, subject to certain exceptions. In addition, the Company has agreed to not issue any shares of common stock or securities exercisable or convertible into shares of common stock for a period of 75 days following the closing date, subject to certain exceptions, or enter into an agreement to issue securities at a future determined price, for a period of six months following the closing date, which terms may be waived by the Placement Agents in their sole discretion and without notice.

The shares of Class A common stock, the prefunded warrants, the Warrants and the Placement Agent Warrants described above and the shares of Class A common stock underlying the prefunded warrants, the Warrants and the Placement Agent Warrants were offered pursuant to the Registration Statement on Form S-1 (File No. 333-282043), as amended, which was declared effective by the Securities and Exchange Commission on November 8, 2024.

The closing of the offering occurred on November 12, 2024. The Company received net proceeds of approximately $2.6 million, after deducting the estimated offering expenses payable by the Company, including the placement agent fees. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

In connection with the offering, the Company also agreed to amend certain existing warrants originally issued on January 11, 2022, to purchase up to 529,412 shares of its Class A common stock at an exercise price of $54.00 per share (the “Amended Warrants”) to have a reduced exercise price equal to $0.79 per share, and the term extended to November 12, 2029, subject to stockholder approval.

The foregoing summaries of the Purchase Agreement, the Placement Agency Agreement, the Warrants, the prefunded warrants, the Placement Agent Warrant and the Amended Warrants do not purport to be complete and are subject to, and qualified in their entirety by, the forms of such documents, which are filed as exhibits 1.1, 4.1, 4.2, 4.3, 4.4 and 10.1 to this Current Report on Form 8-K, which are incorporated by reference.

Item 8.01 Other Events.

The Company issued a press release announcing the pricing of the offering on November 8, 2024 and a press release announcing the closing of the offering on November 12, 2024.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

1.1	Form of Placement Agency Agreement, dated November 8, 2024, between the Company, Roth Capital Partners, LLC, and Northland Securities, Inc..

4.1	Form of Common Warrant (incorporated by reference to Exhibit 4.8 included in the Company’s Form S-1/A filed on November 6, 2024.

4.2.	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.7 included in the Company’s Form S-1/A filed on November 6, 2024.

4.3.	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.6 included in the Company’s Form S-1/A filed on November 6, 2024.

4.4	Form of Amended Warrant.

10.1	Securities Purchase Agreement dated November 8, 2024, between the Company and the purchaser party thereto.

99.1	Press Release dated November 8, 2024.

99.2	Press Release dated November 12, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2024

STRYVE FOODS, INC.

By:	/s/ R. Alex Hawkins
Name:	R. Alex Hawkins
Title:	Chief Financial Officer